EXHIBIT 23.2


ERNST & YOUNG                            * Ernst & Young Kft. * Telefon 451-8100
                                           1132 Budapest        fax: 451-8199
                                           Vaci  01 20.
                                           Hungary






                  CONSENT OF INDEPENDENT CHARTERED ACCOUNTANTS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated April 8, 2001 with respect to the consolidated financial statements of Dynamic I-T, Inc. included in the registration statement on form S-8 for the registration of 6,000,000 shares of its common stock.




/S/  Ernst & Young
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Ernst & Young, Chartered Accountants

Budapest, Hungary
March 4, 2002